                                                                      EXHIBIT 99

                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP

                         FORM 10-QSB SEPTEMBER 30, 2000

SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF
THE PARTNERSHIP AGREEMENT

1. Statement of Cash Available for Distribution for the three months ended September 30, 2000:

          Net income                                                             $        170,000
          Add:      Depreciation and amortization charged to income not
                    affecting cash available for distribution                              18,000
                    Minimum lease payments received, net of interest
                    income earned, on leases accounted for under the
                    financing method                                                       44,000

          Less:     Mortgage note repayment                                              (561,000)
                    Mortgage principal payments                                           (12,000)
                    Cash from reserves                                                    473,000
                                                                                 -----------------
                    Cash Available for Distribution                              $        132,000
                                                                                 =================
                    Distributions Allocated to General Partners                  $         11,000
                                                                                 =================
                    Distributions Allocated to Limited Partners                  $        121,000
                                                                                 =================

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 2000:

                     Entity Receiving                                      Form of
                       Compensation                                      Compensation                           Amount
          ----------------------------------------    ---------------------------------------------------   ----------------
          Winthrop
          Management LLC                              Property Management Fees                              $         4,000

          WFC Realty Co., Inc.
          (Initial Limited Partner)                   Interest in Cash Available for Distribution           $            61

          One Winthrop Properties, Inc.
          (General Partner)                           Interest in Cash Available for Distribution           $         4,000

          Linnaeus-Hampshire Realty
          Limited Partnership
          (General Partner)                           Interest in Cash Available for Distribution           $         7,000



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